Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

NEFF CORPORATION

Dated as of November 26, 2014

ii

ARTICLE I.
MEETINGS OF STOCKHOLDERS

Section 1.01          Place of Meetings.  Meetings of Stockholders of Neff Corporation, a Delaware corporation (the “Corporation”; and such Stockholders, the “Stockholders”), may be held at any place, within or without the State of Delaware, as may be designated by the board of directors of the Corporation (the “Board of Directors”).  In the absence of such designation, meetings of Stockholders shall be held at the principal executive office of the Corporation.  The Board of Directors may, in its sole discretion, determine that a meeting of Stockholders shall not be held at any place, but may instead be held solely by means of remote communication authorized by and in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware.

Section 1.02          Annual Meetings.  If required by applicable law, an annual meeting of Stockholders shall be held for the election of directors at such date and time as may be designated by resolution of the Board of Directors from time to time.  Any other proper business may be transacted at the annual meeting.  The Corporation may postpone, reschedule or cancel any annual meeting of Stockholders previously scheduled by the Board of Directors.

Section 1.03          Special Meetings.  Special meetings of Stockholders for any purpose or purposes may be called only in the manner provided in the Amended and Restated Certificate of Incorporation of the Corporation dated as of November 26, 2014 (as the same may be further amended, restated, amended and restated or otherwise modified from time to time, the “Certificate of Incorporation”).  Special meetings validly called in accordance with Article 9 of the Certificate of Incorporation may be held at such date and time as specified in the applicable notice.  Business transacted at any special meeting of Stockholders shall be limited to the purposes stated in the notice.  The Corporation may postpone, reschedule or cancel any special meeting of Stockholders previously scheduled by the Board of Directors.

Section 1.04          Notice of Meetings.  Whenever Stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the Stockholders entitled to vote at the meeting (if such date is different from the record date for Stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise provided by law, the Certificate of Incorporation or these amended and restated bylaws adopted by the Stockholders as of November 26, 2014 (as the same may be further amended, restated, amended and restated or otherwise modified from time to time, these “Bylaws”), the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each Stockholder entitled to vote at the meeting as of the record date for determining the Stockholders entitled to notice of the meeting.  If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Stockholder at such Stockholder’s address as it appears on the records of the Corporation.

Section 1.05          Adjournments.  Any meeting of Stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.  If after the adjournment a new record date for determination of Stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix the record date for determining Stockholders entitled to notice of such adjourned meeting as provided in Section 1.09(a) of these Bylaws, and shall give notice of the adjourned meeting to each Stockholder of record as of the record date so fixed for notice of such adjourned meeting.  If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Stockholder at such Stockholder’s address as it appears on the records of the Corporation.

Section 1.06          Quorum.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at each meeting of Stockholders the presence or participation in person or by proxy of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation (“Stock”) entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum.  In the absence of a quorum, the Stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 1.05 of these Bylaws until a quorum shall attend or participate.  Shares of Stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote shares of Stock held by it in a fiduciary capacity.

Section 1.07          Organization.  Meetings of Stockholders shall be presided over by the Chairperson, or in his or her absence by any Vice Chairperson, if any, or in his or her absence by the Chief Executive Officer, or in his or her absence by the President or by a chairperson designated by the Board of Directors, or in the absence of such designation by a chairperson chosen at the meeting by vote of a majority of the Stockholders entitled to vote at the meeting.  The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 1.08          Voting; Proxies.  Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation, each Stockholder entitled to vote at any meeting of Stockholders shall be entitled to one vote for each share of Stock held by such Stockholder which has voting power upon the matter in question.  Each Stockholder entitled to vote at a meeting of Stockholders or express consent to corporate action in writing without a meeting (if permitted by the Certificate of Incorporation) may authorize another person or persons to act for such Stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A Stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date.  Voting at meetings of Stockholders need not be by written ballot.  Unless otherwise provided in the Certificate of Incorporation, at all meetings of

Stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect directors.  All other elections and questions presented to the Stockholders at a meeting at which a quorum is present shall, unless otherwise provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of Stock which are present in person or by proxy and entitled to vote thereon.

Section 1.09          Fixing Date for Determination of Stockholders of Record.

(a)           In order that the Corporation may determine the Stockholders entitled to notice of any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If the Board of Directors so fixes a date, such date shall also be the record date for determining the Stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.  If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of Stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for Stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of Stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)           In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of Stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action.  If no such record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c)           Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the Stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If no record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law or the Certificate of Incorporation, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law or the Certificate of Incorporation, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 1.10          List of Stockholders Entitled to Vote.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting (provided, however, if the record date for determining the Stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the Stockholders entitled to vote as of a date that is no more than 10 days before the meeting date), arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder as of the record date (or such other date).  Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation.  If the meeting is to be held at a place, then a list of Stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any Stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any Stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.  Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the Stockholders entitled to examine the list of Stockholders required by this Section 1.10 or to vote in person or by proxy at any meeting of Stockholders.

Section 1.11          Action by Written Consent of Stockholders.  Except as provided by, and in accordance with, the Certificate of Incorporation, no action that is required or permitted to be taken by the Stockholders at any annual or special meeting of Stockholders may be effected by written consent of Stockholders in lieu of a meeting of Stockholders.

Section 1.12          Inspectors of Election.  The Corporation may, and shall if required by law, in advance of any meeting of Stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof.  The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  In the event that no inspector so appointed or designated is able to act at a meeting of Stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of Stock outstanding and the voting power of each such share, (ii) determine the shares of Stock represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots,

(iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of Stock represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law.  In determining the validity and counting of proxies and ballots cast at any meeting of Stockholders, the inspectors may consider such information as is permitted by applicable law.  No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 1.13          Conduct of Meetings.  The date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting.  The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of Stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of Stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to Stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.  The presiding person at any meeting of Stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered.  Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 1.14          Notice of Stockholder Business and Nominations.

(a)           Annual Meetings of Stockholders.

(i)            Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the Stockholders may be made at an annual meeting of Stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or the nominating and corporate governance committee thereof or (C) by any Stockholder who was a Stockholder of record at the time the notice provided for in this Section 1.14 is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.14.

(ii)           For any nominations or other business to be properly brought before an annual meeting by a Stockholder pursuant to Section 1.14(a)(i)(C) of these Bylaws, the Stockholder must have given timely notice thereof in writing to the Secretary and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for Stockholder action.  To be timely, a Stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the Stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation).  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above.  To be in proper form, such Stockholder’s notice must:

(A)       as to each person whom the Stockholder proposes to nominate for election as a director of the Corporation, set forth (I) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and (II) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director of the Corporation if elected;

(B)       with respect to each nominee for election or reelection to the Board of Directors, include the completed and signed questionnaire, representation and agreement required by Section 1.15 of these Bylaws;

(C)       as to any other business that the Stockholder proposes to bring before the meeting, set forth a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such Stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(D)       as to the Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, set forth (I) the name and address of such Stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (II) the class or series and number of shares of Stock which are owned beneficially and of record by such Stockholder and such beneficial owner, (III) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such Stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (IV) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Stockholder’s notice by, or on behalf of, such Stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of Stock, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Stockholder or such beneficial owner, with respect to securities of the Corporation, (V) a representation that the Stockholder is a holder of record of Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (VI) a representation whether the Stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of outstanding Stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies or votes from Stockholders in support of such proposal or nomination, and (VII) any other information relating to such Stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

The foregoing notice requirements of this Section 1.14(a) shall be deemed satisfied by a Stockholder with respect to business other than a nomination for election as a director of the Corporation if the Stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such Stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.  The Corporation may require any proposed nominee for election as a director of the Corporation to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(iii)          Notwithstanding anything in the second sentence of Section 1.14(a)(ii) of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board of Directors at the annual meeting is increased effective after the time period for which nominations would otherwise be due under Section 1.14(a)(ii) of these Bylaws and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a Stockholder’s notice required by this Section 1.14 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b)           Special Meetings of Stockholders.  Except to the extent required by law, special meetings of Stockholders may be called only in accordance with Article 9 of the Certificate of Incorporation.  Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of Stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or the nominating and corporate governance committee thereof or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any Stockholder who is a Stockholder of record at the time the notice provided for in this Section 1.14 is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 1.14.  In the event the Corporation calls a special meeting of Stockholders for the purpose of electing one or more directors to the Board of Directors, any such Stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the Stockholder’s notice required by Section 1.14(a)(ii) of these Bylaws (including the completed and signed questionnaire, representation and agreement required by Section 1.15 of these Bylaws and any other information, documents, affidavits, or certifications required by the Corporation) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above.

(c)           General.

(i)            Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 1.14 shall be eligible to be elected at an annual or special meeting of Stockholders to serve as directors and only such business shall be conducted at a meeting of Stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.14.  Except as otherwise provided by law, the chairperson of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.14 (including whether the Stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made or solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such Stockholder’s nominee or proposal in compliance with such Stockholder’s representation as required by Section 1.14(a)(ii)(D)(VI) of these Bylaws) and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 1.14, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.  Notwithstanding the foregoing provisions of this Section 1.14, unless otherwise required by law, if the Stockholder (or a qualified representative of the Stockholder) does not appear at the annual or special meeting of Stockholders to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 1.14, to be considered a qualified representative of the Stockholder, a person must be a duly authorized officer, manager or partner of such Stockholder or must be authorized by a writing executed by such Stockholder or an electronic transmission delivered by such Stockholder to act for such Stockholder as proxy at the meeting of Stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Stockholders.

(ii)           For purposes of this Section 1.14, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(iii)          Notwithstanding the foregoing provisions of this Section 1.14, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 1.14; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 1.14 (including clause (a)(i)(C) hereof and clause (b) hereof), and compliance with clauses (a)(i)(C) and (b) of this Section 1.14 shall be the exclusive means for a Stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of clause (a)(ii) hereof, business other than nominations brought properly under and in compliance with Rule 14a-8 promulgated under the Exchange Act, as may be amended from time to time).  Nothing in this Section 1.14 shall be deemed to affect any rights (x) of Stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (y) of the holders of any series of preferred Stock of the Corporation (“Preferred Stock”) to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

Section 1.15          Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, the candidate for nomination must have previously delivered (in accordance with the time periods prescribed for delivery of notice under Section 1.14 of these Bylaws), to the Secretary at the principal executive offices of the Corporation, (a) a completed written questionnaire (in a form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (b) a written representation and agreement (in form provided by the Corporation) that such candidate for nomination (i) is not and, if elected as a director during his or her term of office, will not become a party to (A) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director and (iii) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director of the Corporation (and, if requested by any candidate for nomination, the Secretary shall provide to such candidate for nomination all such policies and guidelines then in effect).

ARTICLE II.
BOARD OF DIRECTORS

Section 2.01          Number; Qualifications.  Subject to the Certificate of Incorporation, the total number of directors constituting the entire Board of Directors shall be fixed from time to time solely by resolution adopted by a majority of the Whole Board.  For purposes of these Bylaws the term “Whole Board” shall mean the total number of authorized directors for the Board of Directors whether or not there exist any vacancies in previously authorized directorships.  Directors need not be Stockholders.

Section 2.02          Election; Resignation; Vacancies.  The Board of Directors shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III.  Commencing with the first annual meeting of Stockholders following the original effectiveness of Article 8.E of the Certificate of Incorporation, directors of each class the term of which shall then expire shall be elected to hold office for a three-year term and until the election and qualification of their respective successors in office.  Any director may resign at any time upon notice to the Corporation.  Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock then outstanding, unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from the death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office and entitled to vote thereon, though less than a quorum, or by a sole remaining director entitled to vote thereon, and not by the Stockholders. Any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his successor shall be elected and qualified.

Section 2.03          Regular Meetings.  Regular meetings of the Board of Directors may be held at such places, if any, within or without the State of Delaware and at such times as the Board of Directors may from time to time determine.

Section 2.04          Special Meetings.  Special meetings of the Board of Directors may be held at any time or place, if any, within or without the State of Delaware whenever called by the Chairperson, a Vice Chairperson, the Chief Executive Officer, the Secretary, or by any two members of the Board of Directors.  Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four hours before the special meeting.

Section 2.05          Telephonic Meetings Permitted.  Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.05 shall constitute presence in person at such meeting.

Section 2.06          Quorum; Vote Required for Action.  At all meetings of the Board of Directors the directors entitled to cast a majority of the votes of the Whole Board shall constitute a quorum for the transaction of business; provided that, solely for the purposes of filling vacancies pursuant to Section 2.02 of these Bylaws, a meeting of the Board of Directors may be held if a majority of the directors then in office participate in such meeting.  Except in cases in which the Certificate of Incorporation, these Bylaws or applicable law otherwise provides, a majority of the votes entitled to be cast by the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.07          Organization.  Meetings of the Board of Directors shall be presided over by the Chairperson, or in his or her absence by any Vice Chairperson, if any, or in his or her absence by the Chief Executive Officer, or in his or her absence the Chief Executive Officer, or in his or her absence by the President or by a chairperson chosen at the meeting by the affirmative vote of a majority of the directors present at the meeting.  The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 2.08          Action by Unanimous Consent of Directors.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or such committee in accordance with applicable law.

Section 2.09          Compensation of Directors.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary or other compensation as a director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.  Any director of the Corporation may decline any or all such compensation payable to such director in his or her discretion.

ARTICLE III.
COMMITTEES

Section 3.01          Committees.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.  In the absence or disqualification of a member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.  Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 3.02          Committee Rules.  Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business.  In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.

ARTICLE IV.
OFFICERS

Section 4.01          Officers.  The officers of the Corporation shall consist of a chairperson of the Board of Directors (the “Chairperson”), a chief executive officer (the “Chief Executive Officer”), a chief financial officer (the “Chief Financial Officer”), a president (the “President”), one or more vice presidents (each, a “Vice President”), a Secretary (the “Secretary”), a treasurer (the “Treasurer”), a controller (the “Controller”) and such other officers as the Board of Directors may from time to time determine, each of whom shall be appointed by the Board of Directors, each to have such authority, functions or duties as set forth in these Bylaws or as determined by the Board of Directors.  Each officer shall be chosen by the Board of Directors and shall hold office for such term as may be prescribed by the Board of Directors and until such person’s successor shall have been duly chosen and qualified, or until such person’s earlier death, disqualification, resignation or removal.  The Board of Directors, in its discretion, from time to time may determine not to appoint one or more of the officers identified in the first sentence of this Section 4.01 or to leave such officer position vacant.

Section 4.02          Removal, Resignation and Vacancies.  Any officer of the Corporation may be removed, with or without cause, by the Board of Directors, without prejudice to the rights, if any, of such officer under any contract to which it is a party.  Any officer may resign at any time upon written or electronic notice to the Corporation, without prejudice to the rights, if any, of the Corporation under any contract to which such officer is a party.  If any vacancy occurs in any office of the Corporation, the Board of Directors may appoint a successor to fill such vacancy for the remainder of the unexpired term and until a successor shall have been duly chosen and qualified.

Section 4.03          Chairperson.  The Chairperson shall be deemed an officer of the Corporation, subject to the control of the Board of Directors, and shall report directly to the Board of Directors.  The Board of Directors may, in its sole discretion, from time to time appoint one or more vice chairpersons (each, a “Vice Chairperson”) each of whom shall be deemed an officer of the Corporation, subject to the control of the Board of Directors, and shall report directly to the Chairperson.

Section 4.04          Chief Executive Officer.  The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, shall be responsible for corporate policy and strategy, and shall report directly to the Chairperson.  Unless otherwise provided in these Bylaws, all other officers of the Corporation shall report directly to the Chief Executive Officer or as otherwise determined by the Chief Executive Officer.  The Chief Executive Officer shall, if present and in the absence of the Chairperson or any Vice Chairperson, preside at meetings of the Stockholders and of the Board of Directors.

Section 4.05          Chief Financial Officer.  The Chief Financial Officer shall exercise all the powers and perform the duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation.  The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

Section 4.06          President.  The President shall be the chief operating officer of the Corporation, with general responsibility for the management and control of the operations of the Corporation.  The President shall have the power to affix the signature of the Corporation to all contracts that have been authorized by the Board of Directors or the Chief Executive Officer.  The President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

Section 4.07          Vice Presidents.  The Vice President shall have such powers and duties as shall be prescribed by his or her superior officer or the Chief Executive Officer.  A Vice President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.  In accordance with Sections 4.01 and 4.12 of these Bylaws, the Board of Directors, the Chief Executive Officer and/or the Chief Financial Officer may, in his, her or their discretion, from time to time appoint one or more executive vice presidents of the Corporation (each, an “Executive Vice President”) and/or assistant vice presidents of the Corporation (each, an “Assistant Vice President”).

Section 4.08          Treasurer.  The Treasurer shall supervise and be responsible for all the funds and securities of the Corporation, the deposit of all moneys and other valuables to the credit of the Corporation in depositories of the Corporation, borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the Corporation is a party, the disbursement of funds of the Corporation and the investment of its funds, and in general shall perform all of the duties incident to the office of the Treasurer.  The Treasurer shall report to the Chief Financial Officer and, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer, the Chief Financial Officer or as the Board of Directors may from time to time determine. In accordance with Sections 4.01 and 4.12 of these Bylaws, the Board of Directors, the Chief Executive Officer and/or the Chief Financial Officer may, in his, her or their discretion, from time to time appoint one or more assistant treasurers of the Corporation (each, an “Assistant Treasurer”).

Section 4.09          Controller.  The Controller shall be the chief accounting officer of the Corporation.  The Controller shall report to the Chief Financial Officer and, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or the Chief Financial Officer or as the Board of Directors may from time to time determine.

Section 4.10          Secretary.  The powers and duties of the Secretary are:  (i) to act as Secretary at all meetings of the Board of Directors, of the committees of the Board of Directors and of the Stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose; (ii) to see that all notices required to be given by the Corporation are duly given and served; (iii) to act as custodian of the seal of the Corporation and affix the seal or cause it to be affixed to all certificates of Stock and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (iv) to have charge of the books, records and papers of the Corporation and see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and (v) to perform all of the duties incident to the office of Secretary.  The Secretary shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.  In accordance with Sections 4.01 and 4.12 of these Bylaws, the Board of Directors, the Chief Executive Officer and/or the Chief Financial Officer may, in his, her or their discretion, from time to time appoint one or more assistant secretaries of the Corporation (each, an “Assistant Secretary”).

Section 4.11          Appointing Attorneys and Agents; Voting Securities of Other Entities.  Unless otherwise provided by resolution adopted by the Board of Directors, the Chairperson, any Vice Chairperson, the Chief Executive Officer, the Chief Financial Officer or the President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to (a) cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper and (b) exercise the rights of the Corporation in its capacity as a general partner of a partnership or in its capacity as a managing member of a limited liability company as to which the Corporation, in such capacity, is entitled to exercise pursuant to the applicable partnership agreement or limited liability company operating agreement, including without limitation to take or refrain from taking any action, or to consent in writing, in each case in the name of the Corporation as such general partner or managing member, to any action by such partnership or limited liability company, and may instruct the person or persons so appointed as to the manner of taking such actions or giving such consents, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper.  Unless otherwise provided by resolution adopted by the Board of Directors, any of the rights set forth in this Section 4.11 which may be delegated to an attorney or agent may also be exercised directly by the Chairperson, a Vice Chairperson, the Chief Executive Officer, the Chief Financial Officer or the President.

Section 4.12          Additional Matters.  The Chief Executive Officer, the Chief Financial Officer and the President shall have the authority to designate employees of the Corporation to have the title of Executive Vice President, Vice President, Assistant Vice President, Assistant Treasurer or Assistant Secretary.  Any employee so designated shall have the powers and duties determined by the officer making such designation.  A person designated as an Executive Vice President, Vice President, Assistant Vice President, Assistant Treasurer or Assistant Secretary shall not be deemed to be an officer of the Corporation unless the Board of Directors has adopted a resolution approving such person in such capacity as an officer of the Corporation (including by means of direct appointment by the Board of Directors pursuant to Section 4.01 of these Bylaws).

ARTICLE V.
STOCK

Section 5.01          Certificates.  The shares of Stock shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of Stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Every holder of Stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by (a) any one officer of the Corporation who is the Chairperson, a Vice Chairperson, the Chief Executive Officer, the President or a Vice President, and (b) by any one officer of the Corporation who is the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary, with such signatories certifying the number of shares of the applicable class or series of Stock owned by such holder in the Corporation.  Any of or all the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

Section 5.02          Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates.  The Corporation may issue a new certificate for shares of Stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VI.
INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 6.01          Right to Indemnification.  The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law (including as it presently exists or may hereafter be amended), any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (any such action, suit or proceeding, a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person.  Notwithstanding the preceding sentence, except as otherwise provided in Section 6.03 of these Bylaws, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors.

Section 6.02          Advancement of Expenses.  The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.

Section 6.03          Claims.  If a claim for indemnification under this Article VI (following the final disposition of such proceeding) is not paid in full within sixty (60) days after the Corporation has received a claim therefor by the Covered Person, or if a claim for any advancement of expenses under this Article VI is not paid in full within thirty (30) days after the Corporation has received a statement or statements requesting such amounts to be advanced, the Covered Person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim.  If successful in whole or in part, the Covered Person shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law.  In any such action, the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 6.04          Non-exclusivity of Rights.  The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquires under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of Stockholders or disinterested directors or otherwise.

Section 6.05          Other Sources.  The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, limited liability company, joint venture, trust, enterprise or non-profit enterprise.

Section 6.06          Amendment or Repeal.  Any right to indemnification or to advancement of expenses of any Covered Person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these Bylaws after the occurrence of the act or omission that is the subject of the proceeding for which indemnification or advancement of expenses is sought.

Section 6.07          Other Indemnification and Advancement of Expenses.  This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE VII.
MISCELLANEOUS

Section 7.01          Fiscal Year.  The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 7.02          Seal.  The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 7.03          Manner of Notice.  Except as otherwise provided herein or permitted by applicable law, notices to directors and Stockholders shall be in writing and delivered personally or mailed to the directors or Stockholders at their addresses appearing on the books of the Corporation.  Without limiting the manner by which notice otherwise may be given effectively to Stockholders, and except as prohibited by applicable law, any notice to Stockholders given by the Corporation under any provision of applicable law, the Certificate of Incorporation, or these Bylaws shall be effective if given by a single written notice to Stockholders who share an address if consented to by the Stockholders at that address to whom such notice is given.  Any such consent shall be revocable by the Stockholder by written notice to the Corporation.  Any Stockholder who fails to object in writing to the Corporation, within sixty (60) days of having been given written notice by the Corporation of its intention to send the single notice permitted under this Section 7.03, shall be deemed to have consented to receiving such single written notice.  Notice to directors may be given in person, by mail or by e-mail, telephone, telecopier or other means of electronic transmission.

Section 7.04          Waiver of Notice of Meetings of Stockholders, Directors and Committees.  Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders, Board of Directors, or members of a committee of the Board of Directors need be specified in a waiver of notice.

Section 7.05          Form of Records.  Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

Section 7.06          Amendment of Bylaws.  These Bylaws may be altered, amended or repealed, and new bylaws made, only by the affirmative vote of (a) a majority of the Board of Directors or (b) Stockholders representing at least 66 2/3% of the votes eligible to be cast in an election of directors of the Corporation.

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